UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2011

AMN Healthcare Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16753	06-1500476
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12400 High Bluff Drive, Suite 100	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 871-8519

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

Effective January 26, 2011, the Securities and Exchange Commission (“SEC”), upon the request of AMN Healthcare Services, Inc. (“AMN” or the “Company”), declared effective the Registration Statement (“Shelf Registration Statement”) on Form S-3 of the Company relating to the registration under the Securities Act of 1933, as amended, of up to 10,718,486 shares of AMN common stock (“Registrable Securities”) that may be offered by certain stockholders of the Company. The stockholders received capital stock of the Company in connection with the Company’s acquisition of NF Investors, Inc., a Delaware corporation (“NFI”), the parent company of Nursefinders, Inc. (dba Medfinders) (the “Merger”). The 10,718,486 shares of common stock that constitute Registrable Securities include (i) the shares of common stock issuable to the Preferred Stockholders upon the conversion of the Company’s Series A Conditional Convertible Preferred Stock (“Preferred Stock”) that was issued to them in connection with the Merger; (ii) the shares of common stock issued to the Preferred Stockholders in connection with the Merger; and (iii) the shares of common stock otherwise owned by the Preferred Stockholders as of the time of the Merger. As of January 26, 2011, 5,585,870 shares of common stock that comprise the Registrable Securities are outstanding.

In connection with the Merger, the Company entered into a stockholders agreement (the “Stockholders Agreement”) and registration rights agreement (the “Registration Rights Agreement”) with certain former stockholders of NFI, including GSUIG, L.L.C. (“GSUIG”) and HWP Capital Partners II, L.P. (“HWP”), and certain of their affiliates (collectively, the “Preferred Stockholders”) that impose certain transfer restrictions on the capital stock of AMN held by the Preferred Stockholders as detailed below.

Pursuant to the Stockholders Agreement, subject to certain exceptions and notwithstanding the Shelf Registration Statement, (i) prior to March 1, 2011, the Preferred Stockholders are prohibited from transferring any shares of Preferred Stock (or shares of common stock issued upon conversion of such shares of Preferred Stock) without the Company’s consent and (ii) the Preferred Stockholders are prohibited from transferring shares of Preferred Stock (or shares of common stock issued upon conversion of such shares of Preferred Stock) to a competitor of AMN without the Company’s prior consent or otherwise transferring such shares in an amount constituting 5% or more of the voting capital stock of AMN then outstanding to a third party or any such shares to a third party who, immediately following such transfer, would beneficially own more than 15% of the voting capital stock of AMN then outstanding.

The Stockholders Agreement also limits the timing and amount of common stock that the Preferred Stockholders may publicly sell pursuant to the Registration Rights Agreement. Specifically, before March 1, 2011, the Preferred Stockholders cannot make any public sales of our common stock pursuant to the Registration Rights Agreement. During the period from March 1, 2011 to September 1, 2011, each Preferred Stockholder may only publicly sell up to 20% of the common stock owned by such Preferred Stockholder as of September 1, 2010. In addition, during each six-month period after September 1, 2011, each Preferred Stockholder may publicly sell an additional 20% of the common stock owned by such Preferred Stockholder (with each additional 20% being cumulative and in addition to the amount such Preferred Stockholder and its affiliates was otherwise permitted to sell but did not sell during the prior periods). These restrictions do not apply to private sales of common stock by the Preferred Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN Healthcare Services, Inc.

Date: January 26, 2011	By:	/s/ Susan R. Salka
Susan R. Salka
President & Chief Executive Officer